Exhibit 10.22

      AMENDMENT AGREEMENT, dated as of June 30, 2000, by and between AMBIENT CORPORATION, a Delaware corporation, with headquarters located at 270 Madison Avenue, New York, NY 10016 (the "Company"), and each entity named on a signature page hereto (each, a "Buyer" or a "Holder").

      Reference is made to the Securities Purchase Agreement, dated as of February 15, 2000 (the "Securities Purchase Agreement"), to which the Company and each of the Buyers is a party, and to the transactions contemplated thereby (the "Transactions"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

      Pursuant to and as contemplated by the Transaction Agreements and certain amendments thereto heretofore entered into, among other things, the Company has issued (i) the Initial Debentures and certain Warrants issued on the Initial Closing Date to the Buyers and (ii) Additional Debentures and certain related Warrants to some of the Buyers. A schedule of the Debentures and Warrants issued to date is attached hereto as Exhibit A.

      The Company has advised the Buyers that it is in the process of preparing a draft of the Registration Statement to be filed with the SEC.

      The Company and the Buyers have agreed to certain changes in the terms of certain of the Transaction Agreements.

      The Company desires to have the Buyers purchase the balance of the Additional Debentures. Certain of the Buyers have indicated their desire to modify the aggregate Purchase Price to which they subscribed in the Securities Purchase.

      NOW, THEREFORE, the Company and the Buyers do hereby agree as follows:

      1. In Section 4(D) of each Debenture and in Section 2.2 of each Warrant, in each case whether issued or to be issued, the phrase "9.99% of the outstanding shares of Common Stock" is amended to read "4.99% of the outstanding shares of Common Stock."

      2. Anything in the Securities Purchase Agreement of each Buyer to the contrary notwithstanding, the aggregate amount of the Purchase Price for each Buyer shall be the amount specified opposite such Buyer's name on Exhibit A under the column "Aggregate Purchase Price." Exhibit A also reflects the aggregate amount of Initial Debentures and of Additional Debentures subscribed for by each Buyer, after taking into account the adjustments made hereby.


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      3. In each of Section 2(a)(i) and (ii) of the Registration Rights
Agreement, the phrase "two hundred percent (200%)" is amended to read "one hundred ten percent (110%)."

      4. (a) The following provisions apply to the Company and to each Buyer as to whom there is a balance in the column "Purchase Price Balance" on Exhibit A annexed hereto (an "Identified Buyer"). For purposes of the following provisions of this Section 3, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Joint Escrow Instructions.

            (b) Each undersigned Identified Buyer and the Company acknowledge that, in connection with the closing of the balance, if any of Additional Debentures to be purchased by such Identified Buyer:

                  (i) The undersigned Identified Buyer has, directly or indirectly, caused or will, directly or indirectly, cause the Purchase Price for the Buyer's Additional Debentures (the "Additional Purchase Price") to be deposited in escrow with the Escrow Agent (the "Additional Escrow Deposit"). Notwithstanding the foregoing, the Escrow Agent shall not be deemed to have the Additional Escrow Deposit in escrow until good funds are cleared and credited to the Escrow Agent's escrow account previously identified to such Identified Buyer.

                  (ii) Any obligations of the Escrow Agent under the Escrow Instructions to the contrary notwithstanding, the Escrow Agent is holding the Additional Escrow Deposit and, if and when delivered to it by the Company, the Additional Debentures in escrow merely as an accommodation to the Company and the Identified Buyer, subject, however, to the Escrow Agent's rights under the Escrow Instructions, but not subject to any obligations of the Escrow Agent other than (A) to release the Additional Debentures upon the instructions of the Company and (B) to release the Additional Escrow Deposit in accordance with the written instructions of Advisor Associates, Inc. ("Advisor").

                  (iii) In furtherance of the foregoing, each Identified Buyer specifically irrevocably designates Advisor as such Identified Buyer's agent to give instructions to the Escrow Agent regarding the release of the Additional Escrow Deposit. The Escrow Agent shall be entitled to rely on the written instructions the Escrow Agent reasonably believes were provided to the Escrow Agent (by delivery or by fax) by Advisor, even if after the date hereof such Identified Buyer provides alternative, contrary or inconsistent instructions to the Escrow Agent. Each Identified Buyer specifically acknowledges that the Escrow Agent may disregard all such instructions from such Identified Buyer, and that such Identified Buyer is relying on, and will look solely to, Advisor for any claims the Identified Buyer may have with respect to the maintenance or release of the Additional Escrow Deposit.


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                  (iv) Any Escrow Property (including (A) documents delivered in escrow to the Escrow Agent by the Company which the Company authorizes the Escrow Agent to release to Buyer and (B) any Escrow Funds which may be released to the Identified Buyer for any reason) will be delivered by Escrow Agent to Advisor, even if after the date hereof such Identified Buyer provides alternative, contrary or inconsistent instructions to the Escrow Agent. Each Identified Buyer specifically acknowledges that the Escrow Agent may disregard all such instructions from the Identified Buyer, and that the Identified Buyer is relying on, and will look solely to, Advisor for any claims such Identified Buyer may have with respect to the delivery of any items held as Escrow Property to the Identified Buyer.

                  (v) To the extent relevant, each Identified Buyer waives the conditions to the closing of the Additional Debentures and the timing of the Additional Closing Date, including, but not necessarily limited to those provided in Section 6(b) [date specified in Filing Additional Closing Date Notice or Effectiveness Additional Closing Date Notice] and Section 8(h) [certain specific conditions applicable to the Additional Closing Date] of the Securities Purchase Agreement and any condition to such closing relating to any requirement in the Registration Rights Agreement that the Registration Statement be filed by the Required Filing Date or effective by the Required Effective Date.

                  (vi) The waivers referred to in the preceding paragraphs are intended as waivers of the conditions to the closing referred to and not of any other rights the Identified Buyer may have as to the Company now or in the future. The actions referred to above and the other provisions of this instrument were and are being taken by the undersigned Buyer and the Company on their own initiative or on the advice of other parties, but without consultation with, and without the advice, direction, instructions, consent or other involvement of, Krieger & Prager LLP.

                  (viii) If any part of the Additional Escrow Deposit is not released from escrow pursuant to written instructions of Advisor by ______________, 2000 (or such later date designated in writing by Advisor), the Escrow Agent will deliver such remaining Additional Escrow Deposit to Advisor within three (3) business days thereafter. The provisions of paragraph (iv) above will apply to such action.

                  (viii) Each Identified Buyer understands that a portion of the Additional Purchase Price and the Purchase Price paid by other Buyers for their Additional Debentures, if any, will be used by the Company to pay fees to other parties, including the Placement Agent and its designees, and the Escrow Agent on the terms provided in the Joint Escrow Instructions.

                  (ix) Other Buyers who have executed the Agreement (bearing the same or any other date) may or may not purchase their Additional Debentures (and if purchased, such purchase may be effected under conditions or procedures different


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than those applicable to the undersigned Buyer) and no such action or failure to act by such other Buyer shall affect the undersigned Buyer's decision to purchase or the Company's issuance of the Additional Debentures. Such decision is made independently by Buyer or with Buyer's own personal advisors other than Krieger & Prager LLP.


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      5. Except as specified above, (and then limited to the extent so specified), the terms so specified, the terms and conditions of each of the Securities Purchase Agreement and the other the Transaction Agreements remain in full force and effect. Except to the extent specified in this paragraph all other terms and conditions of Transaction Agreements remain in full force and effect.


Ambient Corporation                    _________________________________________
                                       [Name of Buyer]

__________________________
By: \s\ Aryeh Weinberg                 By:
Its: Director                          Its:


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